SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2002


                             PRIME HOSPITALITY CORP.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     1-6869                     22-2640625
      ---------------               ------------             -------------------
      (State or other               (Commission               (IRS Employer
      jurisdiction of               File Number)             Identification No.)
      incorporation)


            700 Route 46 East
            Fairfield, New Jersey                              07004
            ---------------------                              -----
      (Address of principal executive offices)              (Zip Code)

                                 (973) 882-1010
                                 ---------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.
        ------------

     On June 28, 2002, the American Arbitration Association rendered a decision with respect to an action brought by Sholodge Inc. ("Sholodge") against Prime Hospitality Corp. ("Prime") seeking monetary damages in connection with the termination by Prime of its contract with Sholodge to use Sholodge's reservation system for Prime's AmeriSuites and Wellesley Inns and Suites hotels. The decision awarded Sholodge $8.9 million in damages. This judgment is not covered by insurance and exceeds Prime's current available litigation reserves by approximately $4.5 million. Accordingly, Prime expects to record a charge of approximately $4.5 million against its pre-tax earnings ($2.7 million after tax) for the second quarter of 2002. Prime is currently reviewing its options to appeal the decision.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PRIME HOSPITALITY CORP.



                                    By: /s/ Douglas Vicari
                                        ---------------------------
                                        Name:   Douglas Vicari
                                        Title:  Chief Financial Officer

Date: July 12, 2002